Exhibit 10.1
AMENDMENT AGREEMENT
Dated: March 23, 2025
Between:
(1)    Citibank Europe plc (the “Bank”);
(2)    AXIS Specialty Limited (“ASL”);
(3)    AXIS Re SE (formerly, AXIS Re Limited);
(4)    AXIS Specialty Europe SE (formerly, AXIS Specialty Europe Limited);
(5)    AXIS Insurance Company;
(6)    AXIS Surplus Insurance Company; and
(7)    AXIS Reinsurance Company,
(each a “Party” and together the “Parties”, and Parties (2), (3), (4), (5), (6) and (7) each a “Company” and together the “Companies”).
Committed letter of credit facility letter originally dated 18 December 2015 between, among others, the Bank and the Companies as amended by amendment agreements dated 24 December 2019, 1 April 2021, 29 December 2023 and as amended or amended and restated from time to time, including most recently as amended and restated pursuant to an amendment and restatement agreement dated 26 March 2024 (the “Committed Facility Letter”)
1.Background

1.1.The Parties have entered into the Committed Facility Letter in connection with the Insurance Letters of Credit – Master Agreement (Form 3/CEP) originally dated 14 May 2010 as amended by amendment agreements dated 27 January 2012 and 27 March 2017 and as amended and restated pursuant to an amendment and restatement agreement dated 26 March 2024 (the “Master Agreement”).

1.2.The Parties hereby agree to certain further amendments to the Committed Facility Letter as detailed in this Agreement on and from the Amendment Effective Date (as defined below).

1.3.The terms and expressions defined in the Committed Facility Letter shall have the same meanings when used in this Agreement unless otherwise indicated.

2.Amendment Effective Date
The amendments set out in this Agreement shall take effect on and from the date of this Agreement (the “Amendment Effective Date”).
3.Amendments

With effect on and from the Amendment Effective Date, the Committed Facility Letter shall be amended as follows:

(a)clause 5.2(c) shall be deleted and replaced with the following new clause 5.2(c):
“(c)    the tenor of the Credit requested to be issued extends beyond 31 March 2027; and/or”; and
(b)the definition of “Availability Period” shall be deleted and replaced with the following new definition of Availability Period:

“Availability Period” means the period starting on and from the Effective Date to and including 31 March 2026 or such other date as is agreed by the Bank.”.

4.Company confirmations and representations
4.1    Without prejudice to the Bank’s rights that have arisen on or before the Amendment Effective Date, each Company confirms that, on and after the Amendment Effective Date:
(a)    save as expressly amended by this Agreement, the Committed Facility Letter will remain in full force and effect and will be read and construed as one document with this Agreement and all references to the Committed Facility Letter shall be deemed to incorporate the relevant amendments contained within this Agreement and all references in the Committed Facility Letter to “this Letter” and like references shall with effect from the Amendment Effective Date be references to the Committed Facility Letter as amended by this Agreement;

(b)    each other Facility Document to which it is a party will remain in full force and effect; and

(c)    each Security Document (if any) to which it is a party will remain in full force and effect and will secure and will continue to secure all liabilities which are expressed to be secured by it, including (on and after the Amendment Effective Date) all of its (and in respect of ASL, each other Company’s) liabilities under the Committed Facility Letter as amended by this Agreement.
4.2    Each Company makes the representations and warranties set out in clause 3 (Representations and warranties) of the Master Agreement and clause 7 (Representations and Warranties) of the Committed Facility Letter on the Amendment Effective Date, in each case by reference to the facts and circumstances then existing, and on the basis that any reference in those clauses to “this Agreement”, “this Letter” or “the Facility Documents” (or any equivalent reference) shall be construed so as to include this Agreement and the Committed Facility Letter as amended by this Agreement.
4.3    The Companies shall, at the request of the Bank, do all such acts necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this Agreement.
5.Costs and expenses

Each Party shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this Agreement.

6.Facility Document
6.1    The Parties designate this Agreement as a Facility Document.
6.2    The Parties agree that any provision of the Committed Facility Letter that applies to a Facility Document shall apply to this Agreement as if set out in full in this Agreement (save to the extent that such provision would be inconsistent with the terms of this Agreement) and so that references in any such provision to:
(a)    “this Agreement”, “the Facility Documents” or a “Facility Document” shall be construed so as to include this Agreement; and
(b)    “the Parties” or a “Party” shall be construed as references to the parties or a party (as the case may be) to this Agreement.
7.Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement.

8.Third party rights

No person who is not a Party shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

9.Governing law

This Agreement (and any non-contractual obligation, dispute, controversy, proceedings or claim of whatever nature arising out of it or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with English law. The Parties irrevocably submit the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
[Signatures follow]

Signatories to the Amendment Agreement

The Companies
Signed for and on behalf of
AXIS Specialty Limited by

/s/ Jamie Steeves
Name: Jamie Steeves

Position: Director

Signed for and on behalf of
AXIS Re SE (formerly AXIS Re Limited) by

/s/ Helen O’Sullivan
Name: Helen O’Sullivan

Position: Director

Signed for and on behalf of
AXIS Specialty Europe SE by

/s/ Helen O’Sullivan
Name: Helen O’Sullivan

Position: Director

Signed for and on behalf of
AXIS Insurance Company by

/s/ Andrew Weissert
Name: Andrew Weissert

Position: Director

Signed for and on behalf of
AXIS Surplus Insurance Company by

/s/ Andrew Weissert
Name: Andrew Weissert

Position: Director

Signed for and on behalf of
AXIS Reinsurance Company by

/s/ Andrew Weissert
Name: Andrew Weissert

Position: Director

The Bank

For and on behalf of
Citibank Europe Plc

/s/ Niall Tuckey
Name: Niall Tuckey

Position: Director